SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 2003

                         Huttig Building Products, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                    001-14982                    43-0334550
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(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                  File Number)              Identification No.)


         555 Maryville University Drive, Suite 240, St. Louis, MO  63141
         ------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code        (314) 216-2600
                                                                  --------------

   Former name or former address, if changed since last report:   Not Applicable
                                                                  --------------

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Item 5.  Other Events

     On March 5, 2003, Huttig Building Products, Inc. announced that Barry J. Kulpa had resigned his employment as the President and Chief Executive Officer and a member of the Board of Directors of the Company and that Michael A. Lupo had been appointed interim President and Chief Executive Officer. A copy of the press release issued on March 5, 2003 regarding the resignation is filed as
Exhibit 99.1 and is incorporated herein by reference.

     In connection with Mr. Kulpa's resignation, the Company and Mr. Kulpa entered into a resignation agreement on March 5, 2003, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The agreement provides for Mr. Kulpa's resignation effective March 5, 2003 from his employment with the Company as its President and Chief Executive Officer and as a member of its Board of Directors, and from all positions as an employee, officer and director of any direct or indirect subsidiary of the Company. Under the agreement, Mr. Kulpa will be entitled to receive (i) payment in full of any accrued but unpaid salary and payment for any accrued vacation, (ii) reimbursement for any previously unreimbursed Company-related business expenses,
(iii) severance pay in the form of salary continuation, at a rate equal to his current base salary of $420,000 per year, during the period from March 5, 2003 through March 31, 2005, (iv) continued participation through March 31, 2005 (or, if earlier, until Mr. Kulpa commences other employment) in the Company's health, life and disability insurance plans, with the Company paying the portion of the plan costs that it would have paid if Mr. Kulpa had continued as an employee,
(v) all of his compensation and benefits, to the extent accrued and vested through March 5, 2003, under the Company's benefit plans and programs, (vi) continued use of a Company-leased car through March 31, 2005, and (vii) the right to exercise his stock options that were vested as of March 5, 2003 until June 29, 2005.

     The resignation agreement also contains a general release by Mr. Kulpa of all claims against the Company and its related parties. Mr. Kulpa may revoke the agreement for a period of seven days from March 5, 2003. If Mr. Kulpa revokes the agreement, the agreement will be null and void in its entirety and all of the Company's obligations under the agreement shall cease immediately. Mr. Kulpa is obligated under the agreement to refrain from disclosing the Company's confidential information, to consult with the Company through March 31, 2005 if requested to do so and to cooperate with the Company in any litigation or other legal proceedings. The agreement provides that Mr. Kulpa shall not disparage the Company or its officers or directors or take any action that a reasonable person would expect to impair the goodwill, business reputation or good name of any of them. The resignation agreement also provides that as of the date of the agreement, the Employment/Severance Agreement between Mr. Kulpa and the Company, dated as of October 18, 1999, is terminated in its entirety.



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Item 7. Financial Statements and Exhibits

           (c) Exhibits.

           10.1      Resignation Agreement dated March 5, 2003.

           99.1      Press release dated March 5, 2003.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Huttig Building Products, Inc.
                            ----------------------------------------------------
                            (Registrant)

Date:  March 10, 2003       /s/ Thomas S. McHugh
                            ----------------------------------------------------
                            Thomas S. McHugh
                            Vice President - Finance and Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit Number              Description
--------------              ------------

10.1                        Resignation Agreement dated March 5, 2003.

99.1                        Press release dated March 5, 2003.